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                                                                 EXHIBIT 10(z)

                            EMPLOYMENT AND OPTION
                                  AGREEMENT

     AGREEMENT made as of the 1st day of July, 1990, between ALN Resources Corporation (hereinafter called the "Company"), and Michael Paulk (hereinafter called "Employee").

     1. EMPLOYMENT. The Company employs Employee who accepts employment upon the terms and conditions of this Agreement.

     2. TERM. The Term of employment provisions of this Agreement shall begin on July 1, 1990, and shall terminate on June 30, 1995, unless renewed. The Company shall have the option of renewing this contract for an additional two-year period, commencing on July 1, 1995, and ending on June 30, 1997. Notice of the Company's intention to renew the Agreement for an additional two-year period shall be made in writing to Employee on or before January 1, 1995.

      3. COMPENSATION. For all services rendered by Employee, the Company shall pay him a salary of $89,100. a year, payable in equal monthly installments on the 15th day of each month. Salary payment shall be subject to withholding and other applicable taxes. The Company shall review said compensation semiannually with the opportunity to provide raises or increases to Employee at the review date, with such decision to be subject to approval by the President.

      4. BONUS COMPENSATION. It will be the Company's policy to provide Employee, as an additional incentive, either on an annual or quarterly basis, additional bonus compensation in the form of additional cash payments at the discretion of the President. Such bonus compensation, if any, shall be determined by the President in consideration of such factors as the Company's profitability, change in asset size of Company, number of employees, sales levels and growth in sales, and other factors determined by the President as relevant in its decision.

     5. STOCK OPTIONS. At the discretion of the Board of Directors, as additional incentive to the employee, options to purchase stock of the Company will be issued at times and amounts determined by the Board. Such issuances will be within all Security and Exchange Commission, or other governing body rules.

     6. DUTIES. Employee is to be employed as the President of the Company and will be charged with all activities related thereto. Employee shall devote all time, attention and energies to the Company's business.

     7.  EXPENSES.  Employee may incur reasonable expenses
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for promoting the Company's business, including expenses for entertainment, travel and similar items. The Company will reimburse Employee for all such expenses upon the periodic presentation of an itemized account of such expenditures.

     8. VACATIONS. Employee shall be entitled each year to a vacation of three weeks, during which time his compensation shall be paid in full.

     9. DISABILITY. If Employee should be unable to perform his services by reason of illness or incapacity for a period of more than thirty (30) consecutive days, the compensation thereafter payable to him during the continued period of such illness or incapacity shall be reduced by 50%. Employee's full compensation shall be reinstated upon a return to full employment and discharge of full duties. Notwithstanding anything to the contrary, the Company may terminate this Agreement at any time after the Employee shall be absent from his employment, for whatever cause, for a continuing period of more than six months, and all obligations of the Company, other than Paragraphs 10 and 11 of this Agreement, shall thereupon terminate.

     10. DEATH DURING EMPLOYMENT. If Employee should die during the term of employment, the Company shall pay to the estate of Employee the compensation which would otherwise be payble to him up to the end of the month in which his death occurs. In addition, the Company shall pay an additional three (3) months salary within 60 days after the death of the Employee, to the widow, to the Employee's surviving children in equal shares or, if there are no such surviving children, to the estate of the Employee.

    11. TERMINATION OF EMPLOYMENT. This agreement may terminate for any reason based on the sole discretion of the Board of Directors. In the event the Board of Directors of the Company decides that it is in the best interest of the Company to terminate this agreement, Employee will be promptly notified and this agreement shall terminate. In the event this agreement is terminated by the Board of Directors of the Company, Employee shall be entitled to a one time severance payment, made upon termination, equal to the remaining months of this agreement before expiration or if applicable, the renewal agreement. Other than the payment of severance as set forth in this paragraph, all other duties, obligations, payments, privileges and consideration of any sort shall terminate and shall no longer be effective by and between the Company and Employee.

     12. NO RIGHTS IN OPTION STOCK. Employee shall have no rights as shareholders in respect of shares as to which the option shall not have been exercised and payment made as herein provided, and shall have no rights with respect to such shares not expressly conferred by this Agreement.

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     13.  SHARES RESERVED.  The Company shall at all times during the term of this Agreement reserve and keep available such number of its common shares as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue taxes on the exercise of this option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

     14. ASSIGNMENT. Employee acknowledges that the services to be performed by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

     IN WITNESS WHEREOF, the parties have signed this Agreement.



                                                 By  /s/  MICHAEL PAULK
                                                     Title



(Corporate Seal)



Attest:

/s/  CHRIS WILLIFORD
     Secretary


                                                 Employee:
                                                 /s/  MICHAEL PAULK
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                       AMENDMENT NUMBER 1 TO EMPLOYMENT
                             AND OPTION AGREEMENT

     THIS AMENDMENT is made as of the 1st day of May, 1993 between American Natural Energy Corporation (the "Company") and Michael Paulk (the "Employee") amending the Employment and Option Agreement entered into by and between the Company and the Employee dated as of July 1, 1990 (the "Agreement").

     1.   The Company and the Employee agree to amend the Agreement as follows:

          (a) Section 3 of the Agreement is hereby amended to provide that the Employee's salary is $96,000 per annum. The parties hereto confirm that the Employee's Salary has been $96,000 per annum since January 1, 1992, and the parties agree that the amendment of the Agreement provided for by this Section 1(a) shall be deemed effective as of such date.

          (b) Section 4 of the Agreement is hereby amended to provide that payment of any bonus compensation to the Employee shall be made pursuant to the authorization of the Company's Board of Directors, or any duly appointed committee thereof, in consideration of such factors as are listed in Section 6 of the Agreement.

          (c) The following provision is added to the Agreement effective as of the date of this Amendment:

          "15. Non-competition. In the event the Employee is terminated for cause, as defined below, or refuses to continue his employment with the Company if the Company has exercised its option under
          Section 2 of this Agreement to renew this Agreement for an additional two year period, the Employee agrees, notwithstanding any
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          provision to the contrary in this Agreement, that for a period of one year commencing upon such termination he shall not, directly or indirectly, engage in the oil and gas business at any location in the State of Oklahoma or the State of Texas. For the purposes of this Agreement, "cause" shall mean (i) willful and repeated refusal of the Employee to follow the lawful directives of the Board of Directors of the Company for the performance of material duties which the Employee is required to perform hereunder, other than any such failure resulting from the Employee's incapacity due to physical or mental illness, or (ii) conviction of the Employee for a felony involving moral turpitude."

          (d)  The following provision is hereby added to the Amendment:

          "16. Reimbursement. The Employee and the Company hereby agree that the Employee shall be reimbursed for all dues or fees incurred by him with respect to his country club membership now existing or hereafter acquired."

     2. The Company and the Employee agree that except as otherwise expressly provided by this Amendment, the terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.


                                           AMERICAN NATURAL ENERGY CORPORATION


                                           By:  /s/  MICHAEL PAULK
                                                Name:
                                                Title: President


                                                /s/  MICHAEL PAULK
                                                     Michael Paulk